Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Trustees of Blackstone Secured Lending Fund:

We have audited the accompanying consolidated statements of assets and liabilities of Blackstone Secured Lending Fund and subsidiaries (the “Company”), including the consolidated schedules of investments, as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period then ended, the financial highlights for each of the years in the periods ended December 31, 2022, 2021, 2020, 2019 and from November 20, 2018 (commencement of operations) to December 31, 2018, and the related notes and have issued our report dated February 27, 2023. Our audit of the Company also included the information as of December 31, 2022, 2021, 2020, 2019 and 2018, appearing under the caption “Senior Securities”. This information is the responsibility of the Company’s management. Information about the Company’s senior securities as of December 31, 2022, 2021, 2020, 2019, and 2018 appearing under the caption “Senior Securities” has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 27, 2023